EXHIBIT INDEX

(d)(2)   Investment   Management   Services  Agreement  between  Registrant, on
         behalf of AXP U.S. Government Mortgage Fund, and American Express Financial Corporation dated Jan. 10, 2002.

(e)(2) Distribution Agreement between Registrant, on behalf of AXP U.S. Government Mortgage Fund, and American Express Financial Advisors Inc. dated Jan. 10, 2002.

(g)(4) Custodian Agreement between Registrant, on behalf of AXP U.S. Government Mortgage Fund, and American Express Trust Company dated Jan. 10, 2002.

(h)(8) Administrative Services Agreement between Registrant, on behalf of AXP U.S. Government Mortgage Fund, and American Express Financial Corporation, dated Jan. 10, 2002.

(h)(9) Class Y Shareholder Service Agreement between Registrant, on behalf of AXP U.S. Government Mortgage Fund, and American Express Financial Advisors Inc. dated Jan. 10, 2002.

(h)(10) Transfer Agency Agreement between Registrant, on behalf of AXP US Government Mortgage Fund, and American Express Client Service Corporation dated Jan. 10, 2002.

(i)      Opinion and consent of counsel.

(m)(3) Plan and Agreement of Distribution between Registrant, on behalf of AXP U.S. Government Mortgage Fund, and American Express Financial Advisors Inc. dated Jan. 10, 2002.

(m)(4) Plan and Agreement of Distribution For Class C Shares between Registrant, on behalf of AXP U.S. Government Mortgage Fund, and American Express Financial Advisors Inc. dated Jan. 10, 2002.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(3)   Trustees' Power of Attorney, dated Jan. 9, 2002.

(q)(4)   Officers'  Power of Attorney,  dated Jan. 9, 2002.